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                                                                  EXHIBIT 23.2


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Consolidated Selected Financial Data" and to the incorporation by reference in this Registration Statement (Form SB-2), filed pursuant to Rule 462(b) for the registration of 419,750 shares of common stock of DAOU Systems, Inc., of our report dated July 9, 1997, included in the Registration Statement (Form SB-2 No. 333-32873) and the related Prospectus of DAOU Systems, Inc. filed with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP


San Diego, California
August 14, 1997